SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                NOVEMBER 5, 2002
                                 Date of Report

                                OCTOBER 10, 2002
                        (Date of Earliest Event Reported)

                            FULLCIRCLE REGISTRY, INC.
             (Exact Name of Registrant as Specified in its Charter)

      NEVADA                   333-51918              87-0653761
  (State or other      Commission File Number   (IRS Employer I.D. No.)
  jurisdiction of
  incorporation)

                500 WEST JEFFERSON STREET, PNC PLAZA, SUITE 2310
                              LOUISVILLE, KY  40202
                    (Address of Principal Executive Offices)

                                  502-540-5112
                          Registrant's Telephone Number

                                 NOT APPLICABLE
          (Former Name or Former Address if changed Since Last Report)


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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     FullCircle Registry, Inc. ("FullCircle") entered into an Agreement to acquire Paradigm Solutions Group, LLC, ("Paradigm") a Delaware limited liability company. Under the Agreement, FullCircle exchanged 6,000,000 shares of restricted Common Stock valued at approximately $5,000,000 for 1,500 shares of Paradigm Common Stock owned by Mr. Paul Crouse and 1,500 shares owned by Mr. Carmelo Zanfei. The 3,000 combined shares representing all of Paradigm's issued and outstanding stock. The Agreement was dated October 10, 2002 and closed on October 25, 2002 with the consummation of the stock exchange.

     As a result of this transaction, Paradigm became a wholly owned subsidiary of FullCircle. Pursuant to the Agreement, FullCircle agreed to pay the shareholders of Paradigm $500,000 on or before October 1, 2004 with interest accruing at 9% until paid. Payment is to be made out of proceeds arising from any financing or sale of FullCircle Common Stock. The transaction amount was based on FullCircle's internal assessment of Paradigm's value and no independent evaluation was conducted.

     As part of the Agreement, one member of FullCircle's existing Board of Directors will resign and three of Paradigm's officers will be appointed to FullCircle's Board of Directors. At the date of this Report, the resigning director and the three new directors have not been named.

     At closing, there are 20,100,000 shares of FullCircle Common Stock, par value $0.001, issued and outstanding and 200,000 shares of FullCircle Preferred Stock, par value $0.001, issued and outstanding.

DESCRIPTION  OF  THE  BUSINESS

     FullCircle is a technology-based emergency document and information management company. FullCircle digitally stores customers' emergency documents and information and makes them instantly available to the customer and/or to emergency personnel, whenever and wherever they are needed, 24 hours/day and 7 days/week, by fax, or via a secure Internet connection, using the Member's User ID and PIN numbers and FullCircle's state of the art system with 24-hour live customer support.

     Paradigm Solutions Group is a limited liability company that was founded in Delaware in 1991 with headquarters in Yankton, South Dakota. Paradigm markets internal medical reimbursement programs and healthcare reimbursement arrangement plans under the brand name HealthiER(TM) Plan. The plans are designed to optimize tax savings and employee benefits to companies that subscribe to the plans. Paradigm has included FullCircle's registry service in its healthcare reimbursement programs since August of 2002.

     As a result of the transaction, FullCircle has acquired ownership of all Paradigm assets, including Paradigm's existing client accounts, agents, intellectual property and the distributional rights to Paradigm's HealthiER(TM) Plan. The HealthiER(TM) Plan is designed to offer tax-saving benefits to client companies by allowing them to take advantage of the healthcare cost reimbursement provisions of the Internal Revenue Code. Under an earlier licensing agreement between the Company and Paradigm, FullCircle's emergency


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information  and  medical document management service was included in Paradigm's
HealthiER(TM) Plan. FullCircle intends to continue bundling its services with the HealthiER(TM) Plan and has no plans to change Paradigm's marketing strategy or distribution.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  Statements  of  Businesses  Acquired.

          To  be  filed  within  60  days.

     (b)  Pro  Forma  Financial  Information.

          To  be  filed  within  60  days.

     (c)  Exhibits.

     EXHIBIT    SEC             DESCRIPTION  OF  EXHIBIT
     NUMBER     REFERENCE

     1          2               Agreement  and  Plan  of  Reorganization


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  November  5,  2002          FULLCIRCLE  REGISTRY,  INC.


                                       /s/ James  A.  Reskin
                                       ----------------------
                                       James A. Reskin
                                       Chief  Executive  Officer


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